CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[*confidential treatment requested*]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.2

EXECUTION VERSION

Amendment No. 20

to

License Agreement dated as of November 1, 1994

by and between S&P Dow Jones Indices, LLC (“S&P”)

and

Choe Exchange, Inc. (“CBOE”)

(formerly Chicago Board Options Exchange, Incorporated)

as previously amended (the “1994 Agreement”)

AND

Amendment No. 5

to

Amended and Restated License Agreement dated as of September 29, 2006 by and between DJI Opco, LLC (“DJI Opco”)

and

CBOE

as previously amended (the “2006 Agreement”)

This Amendment No. 20 ("Amendment No. 20"), effective as of April 25, 2022, ("Amendment Effective Date") to the 1994 Agreement dated as of November 1, 1994, by and between S&P Dow Jones Indices, LLC ("S&P")  and Cboe Exchange, Inc. ("CBOE"), as previously amended by Amendment No. 1 effective January 15, 1995, Amendment No. 2 effective April 1, 1998, Amendment No. 3 effective July 28, 2000, Amendment No. 4 effective October 27, 2000, Amendment No. 5 effective March 1, 2003, Amended and Restated Amendment No. 6 effective February 24, 2009 (which implemented "Addendum No. 1"), Amended and Restated Amendment No. 7 effective February 24, 2009, Amendment No. 8 effective January 9, 2005, Amendment No. 10 effective June 19, 2009, Amendment No. 11 effective April 29, 2010, Amendment No. 12 effective March 8, 2013, Amendment No. 13 effective December 21, 2017, Amendment No. 14 effective  January 1, 2017, Amendment No. 15 effective January 15, 2019, Amendment No. 16 effective April 1, 2020, Amendment No. 17 effective August 1, 2020, Amendment No. 18 effective October 26, 2021, and Amendment No. 19 effective February 23, 2022 (Amendment No. 9 effective April 23, 2007 having been terminated as of February 24, 2009).

WHEREAS, Cboe and S&P desire to establish a fee to be paid to S&P in connection with trading on Cboe’s Markets of FLEX Micro-SPX Contracts (as defined below).

NOW THEREFORE, the parties agree as follows:

1.CBOE and S&P hereby agree that new paragraph (s) is added to Section 1 of the 1994 Agreement, as follows:

“(s)“FLEX Micro-SPX Contract” shall mean, with respect to the S&P 500 Index, a Standardized Option Contract that is a FLEX Option as defined in the letter agreement between the parties dated March 9, 1993, that is based on reduced values of such index that are calculated by multiplying the values of such index as published by S&P by a value equal to one (1.0), and then applying a multiplier of one dollar ($1.00).”

2.CBOE and S&P hereby agree that the first sentence of paragraph 5(a)(i) of the 1994 Agreement is hereby restated in its entirety as follows:

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[*confidential treatment requested*]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Subject to the Annual Minimum and Annual Maximum provisions set forth in Addendum No. 3 to this Agreement (“Addendum No. 3”), a fee for each cleared S&P 500 Contract traded on the market of CBOE or any Affiliate of CBOE as reflected in the records of the clearing agency utilized by CBOE or any Affiliate of CBOE to clear trades in such Contracts at the rate of: (1) $[*confidential treatment requested*] per cleared Nano-SPX Contract; (2) $[*confidential treatment requested*] per cleared Mini-SPX Contract; (3) [*confidential treatment requested*] ($[*confidential treatment requested*]) per cleared FLEX Micro-SPX Contract; and (4) $[*confidential treatment requested*] per Contract for all other cleared S&P 500 Contracts during calendar year 2013 from the Amendment No. 12 Effective Date, $[*confidential treatment requested*] per Contract for all other cleared S&P 500 Contracts during calendar year 2014, $[*confidential treatment requested*] per Contract for all other cleared S&P 500 Contracts during calendar years 2015 through 2022, and $[*confidential treatment requested*] for all other cleared S&P 500 Contracts during the remaining term of this Agreement; provided however notwithstanding the foregoing, where CBOE or an Affiliate of CBOE has rebated transaction fees for closing trades in S&P 500 Contracts executed for purposes of reducing holdings and corresponding capital requirements and such trades result in no transaction fees to CBOE (“Compression Trades”), such as in a compression forum as described in CBOE Rule 6.56, up to an annual cap of two hundred thousand dollars ($200,000) of per Contract fees (or such higher amount as may be approved in writing by S&P in its sole discretion) otherwise payable pursuant to this Paragraph 5(a)(i) for such Compression Trades executed during calendar year 2017 and each year thereafter during the term of this Agreement are hereby waived.  At S&P’s option, S&P may terminate the foregoing fee waiver set forth in this Section 5(a)(i) upon written notice to CBOE with effect at any time as of January 1, 2025 forward during the Term. In addition, S&P may terminate the foregoing fee waiver at any time during the Term upon written notice to CBOE if applicable laws, rules or regulations change such that the benefit of Compression Trades is eliminated. In addition to CBOE’s reporting requirements set forth in this Agreement, within thirty days after the end of each calendar quarter, CBOE shall report to S&P both the number of Nano-SPX Contracts and FLEX Micro-SPX Contracts traded along with the net transaction fees received by CBOE and its Affiliates with respect to each of the Nano-SPX Contracts and FLEX Micro-SPX Contracts for the immediately preceding quarter. After the respective three (3) year anniversary of listing each of the Nano-SPX Contracts and Flex Micro-SPX Contracts for trading, S&P DJI may provide notice of its interest in increasing the per Contract rate for the Nano-SPX Contracts and/or the Flex Micro-SPX Contracts, as the case may be, and the parties shall review and negotiate an appropriate rate in good faith.”

3.DJI Opco acknowledges and agrees that any amounts hereafter payable by CBOE to S&P from the Amendment Effective Date forward under the 1994 Agreement with respect to the trading of Standardized Options Contracts on the markets of CBOE and Affiliates of CBOE based on the FLEX Micro-SPX Contracts, for which fees are payable to S&P, shall be applied toward the Annual Minimum Payment described in Exhibit B to the 2006 Agreement paid to DJI Opco for such year.
4.Terms that are used in this Amendment No. 20 with reference to the 1994 Agreement and the 2006 Agreement but not modified or otherwise redefined herein shall have the respective meanings set forth in the respective agreement.  Provisions of the 1994 Agreement and the 2006 Agreement not expressly modified by this Amendment will continue in effect.

[signature page follows]

The terms and conditions of this Amendment No. 20 to the 1994 Agreement and Amendment 5 to the 2006 Agreement are acknowledged and agreed to:

CBOE EXCHANGE, INC.		S&P DOW JONES INDICES, LLC

Signature:	/s/ John F. Deters	Signature:	/s/ Bruce Schachne
Name:	John F. Deters	Name:	Bruce Schachne
Title:	EVP, CSO	Title:	Chief Commercial Officer
Date:	June 8, 2022	Date:	6/2/2022
DJI OPCO, LLC
Signature:	/s/ Bruce Schachne
Name:	Bruce Schachne
Title:	Chief Commercial Officer
Date:	6/2/2022